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EXHIBIT 11.  STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                                          Six Months Ended
                                                                                            June 30, 2000
                                                                                    ----------------------------
                                                                                        (In Thousands, Except
                                                                                            Per Share Data)
1.       Net Income                                                                           $111,357
               Less: Preferred stock dividends declared                                          3,000
                                                                                               -------
         Net income available to common shareholders                                          $108,357
                                                                                               =======

2.       Weighted average common shares outstanding                                             51,414
3.       ESOP shares not committed to be released                                              (2,924)
                                                                                               -------
4.       Total weighted average common shares outstanding                                       48,490
                                                                                               =======

5.       Basic earnings per common share                                                      $   2.23
                                                                                               =======

6.       Total weighted average common shares outstanding                                       48,490
7.       Dilutive effect of stock options using the treasury
               stock method                                                                        677
                                                                                               -------
8.       Total average common and common equivalent
               shares                                                                           49,167
                                                                                               =======

9.       Diluted earnings per common share                                                    $   2.20
                                                                                               =======








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